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                                                                    Exhibit 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-63451) pertaining to the 1998 Incentive and Nonqualified Stock Option Plan and (Form S-8 No. 33-63453) pertaining to the 1998 Employee Stock Purchase Plan of Charles River Associates Incorporated of our report dated December 30, 1998, with respect to the consolidated financial statements of Charles River Associates Incorporated included in the Annual Report (Form 10-K) for the year ended November 28, 1998.



                                        /s/ Ernst & Young LLP
                                        -----------------------------------




Boston, Massachusetts
February 18, 1999